Exhibit 33.2

Corporate Trust Services Asset Backed Securities MAC N9300-061 600 S. 4th Street Minneapolis, MN 55479 Tel: 612 667 8058 Fax: 612 667 3464

ASSESSMENT OF COMPLIANCE WITH THE APPLICABLE SERVICING CRITERIA

The management (“Management”) of the Corporate Trust Services division of Wells Fargo Bank, National Association (the “Company”) is responsible for assessing the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:

Period: As of and for the twelve months ended December 31, 2019 (the “Period”).

Platform: The platform consists of asset-backed securities (“ABS”) transactions for which the Company provides trustee (except Delaware trustee or owner trustee) and/or paying agent services and for which either (i) some or all of the issued securities for such ABS transactions were publicly offered pursuant to a registration statement delivered under the Securities Act of 1933, as amended, or (ii) the issued securities for such ABS transactions were privately offered pursuant to an exemption from registration and the Company has an obligation under the transaction agreements to deliver an assessment of compliance with the applicable servicing criteria under Item 1122(d) of Regulation AB; provided however that, the platform excludes (a) any transactions for which the securities issued are mortgage-backed securities or mortgage-related asset-backed securities and (b) certain transactions for which the issuing entity has a fiscal year that ends on a date other than the end of the calendar year (the “ABS Platform”). Appendix A identifies the individual transactions defined by Management as constituting the ABS Platform for the Period.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d) applicable to the Company’s obligations in the related transaction agreements with respect to the ABS Platform for the Period, except for the following servicing criteria: 1122(d)(1)(v), 1122(d)(2)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(4)(ii), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv), which Management has determined are not applicable to the Company’s obligations in the related transaction agreements with respect to the ABS Platform for the Period; provided however that, with respect to the ABS Platform (a) servicing criterion 1122(d)(3)(i)(A) is applicable only as it relates to the Company’s obligation to distribute or make available to investors, in accordance with the timeframes set forth in the transaction agreements, the relevant investor reports received by the Company from the entity preparing such reports; (b) servicing criterion 1122(d)(3)(ii) is applicable only as it relates to the Company’s obligation to make remittances to investors in accordance with the transaction agreements; and (c) servicing criterion 1122(d)(4)(iii) is applicable only as it relates to the Company’s obligation to obtain an Officer’s Certificate from the servicer and report any additions, removals and substitutions to investors on the relevant investor report, in each case, in accordance with the transaction agreements (the “Applicable Servicing Criteria”).

With respect to the ABS Platform and the Period, Management provides the following assessment of the Company’s compliance with respect to the Applicable Servicing Criteria:

1.       Management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

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2.       Management has assessed the Company’s compliance with the Applicable Servicing Criteria. In performing this assessment, Management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3.       With respect to applicable servicing criteria 1122(d)(1)(ii), 1122(d)(4)(i), and 1122(d)(4)(xv), Management has determined that there were no activities performed during the Period with respect to the ABS Platform, because there were no occurrences of events that would require the Company to perform such activities.

4.       Based on such assessment for the Period, the Company has complied in all material respects with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assessment of the Company’s compliance with the Applicable Servicing Criteria for the Period.

WELLS FARGO BANK, National Association

By:	/S/ Bruce C. Wandersee
Bruce C. Wandersee
Title:	Senior Vice President
Dated:	February 19, 2020

2

Appendix A to the Company’s Assessment of Compliance with the Applicable Servicing Criteria

ABS Platform Transactions
Wells Fargo Deal Identifier	Long Name
AMOT152	Ally Master Owner Trust 2015-2
AMOT171	Ally Master Owner Trust 2017-1
AMOT172	Ally Master Owner Trust 2017-2
AMOT173	Ally Master Owner Trust 2017-3
AMOT181	Ally Master Owner Trust 2018-1
AMOT182	Ally Master Owner Trust 2018-2
AMOT183	Ally Master Owner Trust 2018-3
AMOT184	Ally Master Owner Trust 2018-4
BANKONESER1	Chase Issuance Trust
CITEL051	CIT Education Loan Trust 2005-1
GMALT162	GM Financial Automobile Leasing Trust 2016-2
GMALT163	GM Financial Automobile Leasing Trust 2016-3
GMALT171	GM Financial Automobile Leasing Trust 2017-1
GMALT172	GM Financial Automobile Leasing Trust 2017-2
GMALT173	GM Financial Automobile Leasing Trust 2017-3
GMALT181	GM Financial Automobile Leasing Trust 2018-1
GMALT182	GM Financial Automobile Leasing Trust 2018-2
GMALT183	GM Financial Automobile Leasing Trust 2018-3
GMALT191	GM Financial Automobile Leasing Trust 2019-1
GMALT192	GM Financial Automobile Leasing Trust 2019-2
GMALT193	GM Financial Automobile Leasing Trust 2019-3
GMCAR181	GM Financial Consumer Automobile Receivables Trust 2018-1
GMCAR182	GM Financial Consumer Automobile Receivables Trust 2018-2
GMCAR193	GM Financial Consumer Automobile Receivables Trust 2019-3
GMCAR194	GM Financial Consumer Automobile Receivables Trust 2019-4
GREENTREE961	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-1
GREENTREE962	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-2
HUNT2016-1	HUNTINGTON AUTO TRUST 2016-1
NAVIENT151	Navient Student Loan Trust 2015-1
NAVIENT152	Navient Student Loan Trust 2015-2
NAVIENT153	Navient Student Loan Trust 2015-3
NSLT043	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-3
NSLT044	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-4
NSLT051	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-1
NSLT052	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-2
NSLT053	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-3
NSLT054	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-4
NSLT061	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-1
NSLT062	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-2
NSLT063	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-3
NSLT071	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2007-1
NSLT082	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2008-2
NSLT083	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2008-3
NSLT092	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2009-2
OAKWOOD2000C	Oakwood Mortgage Investors 2000-C Senior/Subordinate Pass-Through Certificates
OAKWOOD2000D	Oakwood Mortgage Investors Series 2000-D Senior/Subordinate Pass-Through Certificates
SDART144	Santander Drive Auto Receivables Trust 2014-4
SDART145	Santander Drive Auto Receivables Trust 2014-5
SDART152	Santander Drive Auto Receivables Trust 2015-2
SDART154	Santander Drive Auto Receivables Trust 2015-4
SDART155	Santander Drive Auto Receivables Trust 2015-5
SDART161	Santander Drive Auto Receivables Trust 2016-1
SDART162	Santander Drive Auto Receivables Trust 2016-2
SDART163	Santander Drive Auto Receivables Trust 2016-3
SDART171	Santander Drive Auto Receivables Trust 2017-1
SDART172	Santander Drive Auto Receivables Trust 2017-2
SDART173	Santander Drive Auto Receivables Trust 2017-3
SDART181	Santander Drive Auto Receivables Trust 2018-1
SDART182	Santander Drive Auto Receivables Trust 2018-2
SDART183	Santander Drive Auto Receivables Trust 2018-3
SDART184	Santander Drive Auto Receivables Trust 2018-4
SDART185	Santander Drive Auto Receivables Trust 2018-5

Appendix A- 1

ABS Platform Transactions
Wells Fargo Deal Identifier	Long Name
SDART191	Santander Drive Auto Receivables Trust 2019-1
SDART192	Santander Drive Auto Receivables Trust 2019-2
SDART193	Santander Drive Auto Receivables Trust 2019-3

Appendic A- 2